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                                  EXHIBIT 23.1

                      Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 1996, which report appears on page 32 of the 1995 Annual Report to Shareholders of Altera Corporation, which is incorporated by reference in Altera Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.



PRICE WATERHOUSE LLP
San Jose, California
June 17, 1996